Exhibit (a)(1)(e)

FORM OF ADDENDUM

The following is a list of your outstanding option grants as of February 9, 2007, which are eligible for amendment in the Offer to Amend Certain Options, dated February 13, 2007;

Optionee Name:

Eligible Options with Exercise Prices Equal To or Less Than $5.00

(Options to be amended (subject to vesting) plus receive a cash payment):

Option Number	Option Date	Options Outstanding	Option Price (Original)	Vested 2005	Vested 2006	Vesting 2007 and Later	Total Subject to 409A	Revised Option Price	Cash Compensation

XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX

Eligible Options with Exercise Prices Greater Than $5.00

(Options to be amended (subject to vesting) with no cash payment):

Option Number	Option Date	Options Outstanding	Option Price	Vested 2005	Vested 2006	Vesting 2007 and Later	Total Subject to 409A	Revised Option Price

XXXXXX	XXXXXX	XXXXXX	XXXXX	XXXXX	XXXXXX	XXXXXX	XXXXXX	XXXXXX

If you have questions regarding the above list, please direct them to Justin M. Chapman at:

Microtune, Inc.

2201 10th Street, Plano, Texas 75074

Phone: (972) 673-1629